Exhibit 11

SCHEDULE OF TRANSACTIONS

Name of Account	Date of Transaction	Nature of Transaction	Quantity of Shares	Weighted-Average Price Per Share
Master Fund	6/28/22	Sale	70,000	$16.5206	(1)
Master Fund	6/29/22	Sale	69,900	$16.1126	(2)
Master Fund	6/29/22	Sale	100	$16.89
Master Fund	6/30/22	Sale	73,035	$15.6418	(3)
Master Fund	7/1/22	Sale	72,093	$16.1154	(4)
Master Fund	7/5/22	Sale	141,550	$15.1409	(5)
Master Fund	7/6/22	Sale	96,592	$14.4354	(6)
Master Fund	7/6/22	Sale	3,408	$15.1297	(7)
Master Fund	7/7/22	Sale	120,064	$15.7738	(8)

1.
This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $16.32 to $16.91, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes 1 through 8 herein.

2.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.85 to $16.79, inclusive.
3.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.40 to $15.86, inclusive.
4.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.69 to $16.28, inclusive.
5.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.88 to $15.66, inclusive.
6.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.09 to $15.08, inclusive.
7.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.09 to $15.24, inclusive.
8.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.29 to $16.13, inclusive.